Exhibit 99.1

CONTACTS:	Sameer Gokhale (Investors)	News Release
(513) 534-2219
	Larry Magnesen (Media)	FOR IMMEDIATE RELEASE
	(513) 534-8055	July 19, 2018

FIFTH THIRD ANNOUNCES SECOND QUARTER 2018 NET INCOME TO COMMON SHAREHOLDERS OF

$563 MILLION, OR $0.80 PER DILUTED SHARE

•	2Q18 net income available to common shareholders of $563 million, or $0.80 per diluted common share

•	Results included a net positive $0.17 impact on reported 2Q18 EPS:

•	$205 million pre-tax (~$162 million after-tax)(a) gain related to the sale of Worldpay, Inc. (“Worldpay”) shares

•	$30 million pre-tax (~$24 million after-tax)(a) charge to other noninterest income related to our branch optimization efforts, including the decision to close 29 branches and sell 21 parcels of land

•	$19 million pre-tax (~$15 million after-tax)(a) in compensation expense primarily related to the previously announced staffing review

•	$11 million pre-tax (~$9 million after-tax)(a) gain related to our ownership stake in GreenSky (including a $16 million pre-tax gain from the IPO recorded in other noninterest income, partially offset by a negative $5 million pre-tax securities mark)

•	$10 million pre-tax (~$8 million after-tax)(a) charge to other noninterest income related to the valuation of the Visa total return swap

•	$10 million pre-tax (~$8 million after-tax)(a) contribution to the Fifth Third Foundation

•	Reported net interest income (NII) of $1.020 billion; taxable equivalent NII of $1.024 billion(b), up 3% from 1Q18 and up 8% from 2Q17

•	Taxable equivalent net interest margin (NIM) of 3.21%(b), up 3 bps from 1Q18 and up 20 bps from 2Q17

•	Average portfolio loans and leases of $92.6 billion, flat from 1Q18 and up 1% from 2Q17

•	Noninterest income of $743 million, compared with $909 million in 1Q18 and $564 million in 2Q17; 2Q18 performance includes the aforementioned gain from the sale of Worldpay shares; 1Q18 results included a $414 million pre-tax Worldpay step-up gain

•	Noninterest expense of $1.037 billion, down 1% from 1Q18 and up 8% from 2Q17; excluding the 2Q18 expenses noted above and an $8 million pre-tax litigation charge in 1Q18, noninterest expense was down 3% from 1Q18

•	Net charge-offs (NCOs) of $94 million, up $13 million from 1Q18 and up $30 million from 2Q17; NCO ratio of 0.41% compared to 0.36% in 1Q18 and 0.28% in 2Q17; criticized assets as a percentage of commercial loans of 3.87% compared to 4.83% in 1Q18 and 5.50% in 2Q17

•	Portfolio nonperforming asset (NPA) ratio of 0.52%, down 3 bps from 1Q18 and down 20 bps from 2Q17

•	2Q18 provision expense of $33 million compared to $23 million in 1Q18 and $52 million in 2Q17

•	Common equity Tier 1 (CET1) ratio of 10.91%(c); tangible common equity ratio of 8.98%(b), or 9.33% excluding unrealized gains/losses(b)

•	Book value per share of $21.97, up 1% from 1Q18 and up 8% from 2Q17; tangible book value per share(b) of $18.30 up 1% from 1Q18 and up 7% from 2Q17

Fifth Third Bancorp (Nasdaq: FITB) today reported second quarter 2018 net income of $586 million versus net income of $704 million in the first quarter of 2018 and $367 million in the second quarter of 2017. After preferred dividends, net income available to common shareholders was $563 million, or $0.80 per diluted share, in the second quarter of 2018, compared with $689 million, or $0.97 per diluted share, in the first quarter of 2018, and $344 million, or $0.45 per diluted share, in the second quarter of 2017.

Earnings Highlights

	For the Three Months Ended					% Change
	June	March	December	September	June
	2018	2018	2017	2017	2017	Seq	Yr/Yr
Income Statement Data ($ in millions)
Net income attributable to Bancorp	$586	$704	$509	$1,014	$367	(17%)	60%
Net income available to common shareholders	$563	$689	$486	$999	$344	(18%)	64%

Earnings Per Share Data
Average common shares outstanding (in thousands):
Basic	683,345	689,820	703,372	721,280	741,401	(1%)	(8%)
Diluted	696,210	704,101	716,908	733,285	752,328	(1%)	(7%)
Earnings per share, basic	$0.81	$0.99	$0.68	$1.37	$0.46	(18%)	76%
Earnings per share, diluted	0.80	0.97	0.67	1.35	0.45	(18%)	78%

Common Share Data
Cash dividends per common share	$0.18	$0.16	$0.16	$0.16	$0.14	13%	29%
Book value per share	21.97	21.68	21.67	21.30	20.42	1%	8%
Tangible book value per share(b)	18.30	18.05	18.10	17.86	17.11	1%	7%
Common shares outstanding (in thousands)	678,162	684,942	693,805	705,474	738,873	(1%)	(8%)

Financial Ratios						bps Change

Return on average assets	1.66%	2.02%	1.43%	2.85%	1.05%	(36)	61
Return on average common equity	15.3	18.6	12.7	25.6	9.0	(330)	630
Return on average tangible common equity(b)	18.4	22.4	15.2	30.4	10.7	(400)	770
CET1 capital(c)	10.91	10.82	10.61	10.59	10.63	9	28
Tier I risk-based capital(c)	12.02	11.95	11.74	11.72	11.76	7	26
Taxable equivalent net interest margin(b)	3.21	3.18	3.02	3.07	3.01	3	20
Taxable equivalent efficiency(b)	58.7	54.8	69.7	38.4	63.4	390	(470)

“We had a very productive second quarter and remained focused on achieving our long-term objectives. Our quarterly results were very strong, as evidenced by the continued expansion in our net interest margin, lower operating expenses, record capital markets revenue and another very significant decline in the level of criticized assets. Our commercial middle market loan originations were also very strong and we expect this trend to continue over the remainder of the year,” said Greg D. Carmichael, Chairman, President and CEO of Fifth Third Bancorp.

“During the quarter, we continued to execute on expense initiatives and also took further actions to optimize our branch network. We are very excited about reallocating our resources to grow branches in high-growth markets which should significantly boost household growth. I am confident that these decisions are in the best long-term interests of our shareholders. We remain focused on achieving our enhanced profitability targets.”

“Also during the second quarter we announced the acquisition of MB Financial, which will create a leading retail and commercial franchise in the attractive Chicago market. We are purchasing a well-respected and successful bank, and combining forces will allow us to build scale in the strategically important Chicago market. Since the announcement in May, we have made significant progress in finalizing the composition of the management team in Chicago. We are very confident that the talent we have in place will help us achieve the financial outcomes that we discussed during the announcement. We are looking forward to completing the merger as soon as possible so that we can begin realizing the substantial cost and revenue synergies we have identified.”

“Lastly, the recently announced CCAR results provide further proof of our commitment to our shareholders. Over the next four quarters, we expect to return a significant amount of capital through a 33% increase in our quarterly common dividend and a 42% increase in share repurchases compared to last year’s capital plan. We are also pleased that a resubmission of our capital plan, given the pending acquisition of MB Financial, will not delay our capital distribution plans.”

Income Statement Highlights

($ in millions, except per-share data)	For the Three Months Ended					% Change
	June	March	December	September	June
	2018	2018	2017	2017	2017	Seq	Yr/Yr
Condensed Statements of Income
Taxable equivalent net interest income(b)	$1,024	$999	$963	$977	$945	3%	8%
Provision for loan and lease losses	33	23	67	67	52	43%	(37%)
Total noninterest income	743	909	577	1,561	564	(18%)	32%
Total noninterest expense	1,037	1,046	1,073	975	957	(1%)	8%

Taxable equivalent income before income taxes (b)	$697	$839	$400	$1,496	$500	(17%)	39%

Taxable equivalent adjustment	4	3	7	7	6	33%	(33%)
Applicable income tax expense (benefit)	107	132	(116)	475	127	(19%)	(16%)

Net income	$586	$704	$509	$1,014	$367	(17%)	60%
Less: Net income attributable to noncontrolling interests	—	—	—	—	—	NM	NM

Net income attributable to Bancorp	$586	$704	$509	$1,014	$367	(17%)	60%
Dividends on preferred stock	23	15	23	15	23	53%	—

Net income available to common shareholders	$563	$689	$486	$999	$344	(18%)	64%

Earnings per share, diluted	$0.80	$0.97	$0.67	$1.35	$0.45	(18%)	78%

Net Interest Income

(Taxable equivalent basis; $ in millions)(b)	For the Three Months Ended					% Change
	June	March	December	September	June
	2018	2018	2017	2017	2017	Seq	Yr/Yr
Interest Income
Total interest income	$1,273	$1,209	$1,151	$1,159	$1,112	5%	14%
Total interest expense	249	210	188	182	167	19%	49%

Taxable equivalent net interest income (NII)	$1,024	$999	$963	$977	$945	3%	8%

Average Yield						bps Change
Yield on interest-earning assets	3.98%	3.85%	3.61%	3.64%	3.54%	13	44
Adjusted yield on interest-earning assets	3.98%	3.85%	3.69%	3.64%	3.54%	13	44
Rate paid on interest-bearing liabilities	1.12%	0.97%	0.88%	0.85%	0.79%	15	33

Ratios
Taxable equivalent net interest rate spread	2.86%	2.88%	2.73%	2.79%	2.75%	(2)	11
Taxable equivalent net interest margin (NIM)	3.21%	3.18%	3.02%	3.07%	3.01%	3	20
Adjusted taxable equivalent NIM	3.21%	3.18%	3.10%	3.07%	3.01%	3	20

Average Balances						% Change
Loans and leases, including held for sale	$93,232	$92,869	$92,865	$92,617	$92,653	—	1%
Total securities and other short-term investments	34,935	34,677	33,756	33,826	33,481	1%	4%
Total interest-earning assets	128,167	127,546	126,621	126,443	126,134	—	2%
Total interest-bearing liabilities	89,222	87,607	84,820	85,328	85,320	2%	5%
Bancorp shareholders’ equity	16,108	16,313	16,493	16,820	16,615	(1%)	(3%)

Taxable equivalent NII of $1.024 billion in the second quarter of 2018 increased $25 million, or 3 percent, from the prior quarter. Performance reflected higher short-term market rates, a higher day count and growth in middle market commercial and industrial (C&I) loans. Taxable equivalent NIM of 3.21 percent in the second quarter of 2018 increased 3 bps from the prior quarter, primarily driven by higher short-term market rates, partially offset by a higher day count.

Compared to the second quarter of 2017, taxable equivalent NII increased $79 million, or 8 percent. Performance reflected higher short-term rates and an increase in investment portfolio balances. Taxable equivalent NIM increased 20 bps from the second quarter of 2017, primarily driven by higher short-term market rates.

Securities

Average securities and other short-term investments were $34.9 billion in the second quarter of 2018 compared to $34.7 billion in the previous quarter and $33.5 billion in the second quarter of 2017. Average available-for-sale debt and other securities of $32.6 billion in the second quarter of 2018 were up $395 million, or 1 percent, sequentially and up $1.3 billion, or 4 percent, from the second quarter of 2017.

Loans

($ in millions)	For the Three Months Ended					% Change
	June	March	December	September	June
	2018	2018	2017	2017	2017	Seq	Yr/Yr
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$42,292	$41,782	$41,438	$41,302	$41,601	1%	2%
Commercial mortgage loans	6,514	6,582	6,751	6,807	6,845	(1%)	(5%)
Commercial construction loans	4,743	4,671	4,660	4,533	4,306	2%	10%
Commercial leases	3,847	3,960	4,016	4,072	4,036	(3%)	(5%)

Total commercial loans and leases	$57,396	$56,995	$56,865	$56,714	$56,788	1%	1%

Consumer loans:
Residential mortgage loans	$15,581	$15,575	$15,590	$15,523	$15,417	—	1%
Home equity	6,672	6,889	7,066	7,207	7,385	(3%)	(10%)
Automobile loans	8,968	9,064	9,175	9,267	9,410	(1%)	(5%)
Credit card	2,221	2,224	2,202	2,140	2,080	—	7%
Other consumer loans	1,719	1,587	1,352	1,055	892	8%	93%

Total consumer loans	$35,161	$35,339	$35,385	$35,192	$35,184	(1%)	—

Total average portfolio loans and leases	$92,557	$92,334	$92,250	$91,906	$91,972	—	1%

Average loans held for sale	$675	$535	$615	$711	$681	26%	(1%)

Average portfolio loan and lease balances were flat sequentially and up 1 percent year-over-year. Sequential performance was primarily driven by increases in C&I and other consumer loans, offset by decreases in home equity loans and commercial leases. Year-over-year performance was primarily driven by increases in other consumer and C&I loans, partially offset by decreases in home equity and automobile loans. Period end portfolio loans and leases of $92.0 billion were flat sequentially and up 1 percent year-over-year.

Average commercial portfolio loan and lease balances were up 1 percent both sequentially and from the second quarter of 2017. Sequential performance was primarily driven by an increase in C&I loans reflecting solid growth in middle market lending, partially offset by a decrease in commercial leases consistent with the planned reduction in indirect non-relationship based lease originations. Within commercial real estate, commercial mortgage balances decreased 1 percent and commercial construction balances were up 2 percent sequentially. Year-over-year overall commercial performance was primarily driven by an increase in C&I and commercial construction loans, partially offset by a decrease in commercial mortgage. Period end commercial line utilization was 35 percent in both the first and second quarter of 2018, compared to 34 percent in the second quarter of 2017.

Average consumer portfolio loan and lease balances were down 1 percent sequentially and were flat year-over-year. Sequential performance was primarily driven by a decline in home equity and automobile loan balances, partially offset by an increase in other consumer loans. Year-over-year performance was primarily driven by an increase in other consumer and residential mortgage loans, offset by lower home equity and automobile loan balances.

Deposits

($ in millions)	For the Three Months Ended					% Change
	June	March	December	September	June
	2018	2018	2017	2017	2017	Seq	Yr/Yr
Average Deposits
Demand	$32,834	$33,825	$35,519	$34,850	$34,915	(3%)	(6%)
Interest checking	28,715	28,403	26,992	25,765	26,014	1%	10%
Savings	13,618	13,546	13,593	13,889	14,238	1%	(4%)
Money market	22,036	20,750	20,023	20,028	20,278	6%	9%
Foreign office(d)	371	494	323	395	380	(25%)	(2%)

Total transaction deposits	$97,574	$97,018	$96,450	$94,927	$95,825	1%	2%
Other time	4,018	3,856	3,792	3,722	3,745	4%	7%

Total core deposits	$101,592	$100,874	$100,242	$98,649	$99,570	1%	2%
Certificates - $100,000 and over	2,155	2,284	2,429	2,625	2,623	(6%)	(18%)
Other	198	379	119	560	264	(48%)	(25%)

Total average deposits	$103,945	$103,537	$102,790	$101,834	$102,457	—	1%

Average core deposits increased 1 percent sequentially and were up 2 percent year-over-year. Average transaction deposits increased 1 percent sequentially and were up 2 percent compared with the second quarter of 2017. The sequential performance continued to reflect deposit migration from demand deposits to interest-bearing accounts. Sequential and year-over-year growth was primarily driven by increases in consumer money market account balances and commercial interest checking deposits, partially offset by lower commercial demand deposit account balances. Other time deposits increased by 4 percent sequentially and 7 percent year-over-year.

Average total commercial transaction deposits of $42 billion decreased 1 percent sequentially and were flat from the second quarter of 2017. Average total consumer transaction deposits of $55 billion increased 2 percent sequentially and increased 3 percent from the second quarter of 2017.

Wholesale Funding

($ in millions)	For the Three Months Ended					% Change
	June	March	December	September	June
	2018	2018	2017	2017	2017	Seq	Yr/Yr
Average Wholesale Funding
Certificates - $100,000 and over	$2,155	$2,284	$2,429	$2,625	$2,623	(6%)	(18%)
Other deposits	198	379	119	560	264	(48%)	(25%)
Federal funds purchased	1,080	692	602	675	311	56%	247%
Other short-term borrowings	2,452	2,423	2,316	4,212	4,194	1%	(42%)
Long-term debt	14,579	14,780	14,631	13,457	13,273	(1%)	10%

Total average wholesale funding	$20,464	$20,558	$20,097	$21,529	$20,665	—	(1%)

Average wholesale funding of $20.5 billion decreased $94 million sequentially and decreased $201 million, or 1 percent, from the second quarter of 2017. The sequential decrease in average wholesale funding reflected lower long-term debt balances resulting from maturities in the first and second quarter of 2018 exceeding a debt issuance in the second quarter of 2018 as well as lower other deposits and jumbo CD balances, partially offset by an increase in Federal funds borrowings. The year-over-year decrease primarily resulted from the ability to fund interest-earning asset growth with core deposits.

Noninterest Income

($ in millions)	For the Three Months Ended					% Change
	June	March	December	September	June
	2018	2018	2017	2017	2017	Seq	Yr/Yr
Noninterest Income
Service charges on deposits	$137	$137	$138	$138	$139	—	(1%)
Corporate banking revenue	120	88	77	101	101	36%	19%
Mortgage banking net revenue	53	56	54	63	55	(5%)	(4%)
Wealth and asset management revenue	108	113	106	102	103	(4%)	5%
Card and processing revenue	84	79	80	79	79	6%	6%
Other noninterest income	250	460	123	1,076	85	(46%)	194%
Securities gains (losses), net	(5)	(11)	1	—	—	55%	NM
Securities gains (losses), net - non-qualifying hedges on mortgage servicing rights	(4)	(13)	(2)	2	2	69%	NM

Total noninterest income	$743	$909	$577	$1,561	$564	(18%)	32%

Noninterest income of $743 million decreased $166 million sequentially and increased $179 million year-over-year. The sequential and year-over-year comparisons reflect the impact of the following items:

Noninterest Income excluding certain items

($ in millions)	For the Three Months Ended			% Change
	June	March	June
	2018	2018	2017	Seq	Yr/Yr
Noninterest Income excluding certain items
Noninterest income (U.S. GAAP)	$743	$909	$564
Worldpay step-up gain	—	(414)	—
Gain on sale of Worldpay shares	(205)	—	—
Gain from GreenSky IPO	(16)	—	—
Branch and land network impairment charge	30	8	—
Valuation of Visa total return swap	10	39	9
Securities losses / (gains), net	5	11	—

Noninterest income excluding certain items(b)	$567	$553	$573	3%	(1%)

Excluding the items in the table above, noninterest income of $567 million increased $14 million, or 3 percent, from the previous quarter and decreased 1 percent from the second quarter of 2017. The sequential performance was primarily driven by increases in corporate banking revenue and card and processing revenue, partially offset by a decrease in wealth and asset management revenue compared to the seasonally strong performance in the first quarter of 2018.

Corporate banking revenue of $120 million was up 36 percent sequentially and up 19 percent year-over-year. The sequential and year-over-year increase was primarily driven by strong, broad-based capital markets revenue growth, led by corporate bond fees and loan syndication revenue.

Mortgage Banking Net Revenue

($ in millions)	For the Three Months Ended					% Change
	June	March	December	September	June
	2018	2018	2017	2017	2017	Seq	Yr/Yr
Mortgage Banking Net Revenue
Origination fees and gains on loan sales	$28	$24	$32	$40	$37	17%	(24%)
Net mortgage servicing revenue:
Gross mortgage servicing fees	54	53	54	56	49	2%	10%
Net valuation adjustments on MSRs and free-standing derivatives purchased to economically hedge MSRs	(29)	(21)	(32)	(33)	(31)	38%	(6%)

Net mortgage servicing revenue	25	32	22	23	18	(22%)	39%

Total mortgage banking net revenue	$53	$56	$54	$63	$55	(5%)	(4%)

Mortgage banking net revenue was $53 million in the second quarter of 2018, down 5 percent from the first quarter of 2018 and down 4 percent from the second quarter of 2017. The sequential decrease was driven by elevated negative net valuation adjustments, partially offset by higher origination fees and gains on loan sales. The year-over-year decrease was driven by lower origination fees and gains on loan sales, partially offset by higher gross mortgage servicing fees. Originations of $2.1 billion in the current quarter increased 35 percent sequentially and decreased 7 percent from the second quarter of 2017.

Wealth and asset management revenue of $108 million decreased 4 percent from the first quarter of 2018 and increased 5 percent from the second quarter of 2017. The sequential decrease was primarily driven by seasonally strong tax-related private client service revenue in the first quarter of 2018 and a decrease in personal asset management revenue. The year-over-year increase was primarily driven by higher personal asset management revenue.

Card and processing revenue of $84 million in the second quarter of 2018 increased 6 percent both sequentially and year-over-year. The sequential increase reflected seasonally higher credit card spend volume and higher debit transaction volume. The year-over-year increase in card and processing revenue was due to higher credit card spend volume and higher debit transaction volume.

Other noninterest income totaled $250 million in the second quarter of 2018, compared with $460 million in the previous quarter, and $85 million in the second quarter of 2017. As disclosed in the table on page 8, the reported results included the impact of Worldpay gains, a gain from the GreenSky IPO, valuation adjustments from the Visa total return swap, and branch impairment charges. For the second quarter of 2018, excluding these items, other noninterest income of $69 million decreased $24 million, or 26 percent, from the first quarter of 2018 and decreased $25 million, or 27 percent, from the second quarter of 2017. The sequential decrease was primarily due to lower private equity investment income. The year-over-year results also reflected a decline in equity method earnings from the ownership interest in Worldpay.

Net losses on investment securities were $5 million in the second quarter of 2018 (primarily due to the ownership stake in GreenSky), compared with net losses of $11 million in the first quarter of 2018 and no net gains/losses in the second quarter of 2017. Net losses on securities held as non-qualifying hedges for the MSR portfolio were $4 million in the second quarter of 2018 and $13 million in the first quarter of 2018.

Noninterest Expense

($ in millions)	For the Three Months Ended					% Change
	June	March	December	September	June
	2018	2018	2017	2017	2017	Seq	Yr/Yr
Noninterest Expense
Salaries, wages and incentives	$471	$447	$418	$407	$397	5%	19%
Employee benefits	78	110	82	77	86	(29%)	(9%)
Net occupancy expense	74	75	74	74	70	(1%)	6%
Technology and communications	67	68	68	62	57	(1%)	18%
Equipment expense	30	31	29	30	29	(3%)	3%
Card and processing expense	30	29	34	32	33	3%	(9%)
Other noninterest expense	287	286	368	293	285	—	1%

Total noninterest expense	$1,037	$1,046	$1,073	$975	$957	(1%)	8%

Noninterest expense of $1.037 billion decreased $9 million, or 1 percent, compared with the first quarter of 2018, and increased $80 million, or 8 percent, compared with the second quarter of 2017. Excluding the $19 million compensation expense primarily related to the previously announced staffing review and the $10 million contribution to the Fifth Third Foundation in the second quarter of 2018, as well as an $8 million litigation reserve charge in the first quarter of 2018, noninterest expense of $1.008 billion decreased $30 million, or 3 percent. The sequential decrease primarily reflected seasonally lower compensation-related expenses and ongoing discipline in managing expenses throughout the company. The year-over-year increase was primarily driven by higher base compensation and technology and communications expense.

Summary of Credit Loss Experience

($ in millions)	For the Three Months Ended
	June	March	December	September	June
	2018	2018	2017	2017	2017
Net losses charged-off
Commercial and industrial loans	($47)	($28)	($32)	($27)	($18)
Commercial mortgage loans	(2)	(1)	1	(3)	(5)
Commercial leases	—	—	(1)	—	(1)
Residential mortgage loans	(2)	(3)	(1)	1	(2)
Home equity	(2)	(5)	(4)	(3)	(5)
Automobile loans	(8)	(11)	(10)	(8)	(6)
Credit card	(26)	(25)	(20)	(20)	(22)
Other consumer loans	(7)	(8)	(9)	(8)	(5)

Total net losses charged-off	($94)	($81)	($76)	($68)	($64)

Total losses charged-off	($118)	($103)	($94)	($85)	($95)
Total recoveries of losses previously charged-off	24	22	18	17	31

Total net losses charged-off	($94)	($81)	($76)	($68)	($64)
Ratios (annualized)
Net losses charged-off as a percent of average portfolio loans and leases	0.41%	0.36%	0.33%	0.29%	0.28%
Commercial	0.34%	0.21%	0.22%	0.21%	0.17%
Consumer	0.52%	0.60%	0.51%	0.43%	0.46%

Net charge-offs were $94 million, or 41 bps of average portfolio loans and leases on an annualized basis, in the second quarter of 2018 compared with net charge-offs of $81 million, or 36 bps, in the first quarter of 2018 and $64 million, or 28 bps, in the second quarter of 2017.

Commercial net charge-offs of $49 million, or 34 bps, increased $20 million sequentially. This primarily reflected a $19 million increase in net charge-offs of C&I loans.

Consumer net charge-offs of $45 million, or 52 bps, decreased $7 million sequentially. This primarily reflected a $3 million decrease in net charge-offs on both home equity and automobile loans.

($ in millions)	For the Three Months Ended
	June	March	December	September	June
	2018	2018	2017	2017	2017
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,138	$1,196	$1,205	$1,226	$1,238
Total net losses charged-off	(94)	(81)	(76)	(68)	(64)
Provision for loan and lease losses	33	23	67	67	52
Deconsolidation of a variable interest entity (VIE)	—	—	—	(20)	—

Allowance for loan and lease losses, ending	$1,077	$1,138	$1,196	$1,205	$1,226

Reserve for unfunded commitments, beginning	$151	$161	$157	$162	$159
(Benefit from) provision for unfunded commitments	(20)	(10)	4	(5)	3

Reserve for unfunded commitments, ending	$131	$151	$161	$157	$162

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,077	$1,138	$1,196	$1,205	$1,226
Reserve for unfunded commitments	131	151	161	157	162

Total allowance for credit losses	$1,208	$1,289	$1,357	$1,362	$1,388
Allowance for loan and lease losses ratio
As a percent of portfolio loans and leases	1.17%	1.24%	1.30%	1.31%	1.34%
As a percent of nonperforming portfolio loans and leases(e)	247%	252%	274%	238%	200%
As a percent of nonperforming portfolio assets(e)	224%	226%	245%	217%	185%

The provision for loan and lease losses totaled $33 million in the second quarter of 2018, compared to $23 million in the first quarter of 2018 and $52 million in the second quarter of 2017.

As of quarter end, the allowance for loan and lease loss ratio represented 1.17 percent of total portfolio loans and leases outstanding, compared with 1.24 percent last quarter, and represented 247 percent of nonperforming loans and leases, and 224 percent of nonperforming assets. Performance reflected a significant improvement in criticized assets and non-performing loans.

($ in millions)	As of
	June 2018	March 2018	December 2017	September 2017	June 2017
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$99	$155	$144	$144	$225
Commercial mortgage loans	8	9	12	14	15
Commercial leases	25	4	—	1	1
Residential mortgage loans	13	16	17	19	19
Home equity	54	55	56	56	52
Automobile loans	3	—	—	—	—
Other consumer loans	1	1	—	—	—

Total nonaccrual portfolio loans and leases (excludes restructured loans)	$203	$240	$229	$234	$312
Nonaccrual restructured portfolio commercial loans and leases(f)	173	154	150	214	244
Nonaccrual restructured portfolio consumer loans and leases	61	58	58	58	58

Total nonaccrual portfolio loans and leases	$437	$452	$437	$506	$614
Repossessed property	7	9	9	10	11
OREO	36	43	43	39	37

Total nonperforming portfolio assets(e)	$480	$504	$489	$555	$662
Nonaccrual loans held for sale	5	5	5	18	7
Nonaccrual restructured loans held for sale	18	19	1	2	1

Total nonperforming assets	$503	$528	$495	$575	$670

Restructured portfolio consumer loans and leases (accrual)	$1,029	$916	$927	$929	$933
Restructured portfolio commercial loans and leases (accrual)(f)	$111	$249	$249	$232	$224

Total loans and leases 30-89 days past due (accrual)	$217	$299	$280	$252	$190
Total loans and leases 90 days past due (accrual)	$89	$107	$97	$77	$75
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(e)	0.47%	0.49%	0.48%	0.55%	0.67%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(e)	0.52%	0.55%	0.53%	0.60%	0.72%

Total nonperforming portfolio assets decreased $24 million, or 5 percent, from the previous quarter to $480 million. Portfolio nonperforming loans and leases (NPLs) at quarter end decreased $15 million from the previous quarter to $437 million. NPLs as a percent of total loans, leases and OREO at quarter end decreased 2 bps from the previous quarter to 0.47 percent.

Commercial portfolio NPLs decreased $17 million from last quarter to $305 million, or 0.54 percent of commercial portfolio loans, leases and OREO. Consumer portfolio NPLs increased $2 million from last quarter to $132 million, or 0.37 percent of consumer portfolio loans, leases and OREO.

OREO balances decreased $7 million from the prior quarter to $36 million, and included $14 million in commercial OREO and $22 million in consumer OREO. Repossessed personal property decreased $2 million from the prior quarter to $7 million.

Loans over 90 days past due and still accruing decreased $18 million from the first quarter of 2018 to $89 million. Loans 30-89 days past due of $217 million decreased $82 million from the previous quarter.

Capital and Liquidity Position

	For the Three Months Ended
	June 2018	March 2018	December 2017	September 2017	June 2017
Capital Position
Average total Bancorp shareholders’ equity as a percent of average assets	11.38%	11.52%	11.69%	11.93%	11.84%
Tangible equity(b)	10.29%	10.09%	9.90%	9.84%	9.98%
Tangible common equity (excluding unrealized gains/losses)(b)	9.33%	9.14%	8.94%	8.89%	9.02%
Tangible common equity (including unrealized gains/losses)(b)	8.98%	8.89%	8.99%	9.00%	9.12%

Regulatory Capital and Liquidity Ratios
CET1 capital(c)	10.91%	10.82%	10.61%	10.59%	10.63%
Tier I risk-based capital(c)	12.02%	11.95%	11.74%	11.72%	11.76%
Total risk-based capital(c)	15.21%	15.25%	15.16%	15.16%	15.22%
Tier I leverage	10.24%	10.11%	10.01%	9.97%	10.07%
Modified liquidity coverage ratio (LCR)	116%	113%	129%	124%	115%

Capital ratios remained strong and increased during the quarter. The CET1 ratio was 10.91 percent, the tangible common equity to tangible assets ratio(b) was 9.33 percent (excluding unrealized gains/losses), and 8.98 percent (including unrealized gains/losses). The Tier I risk-based capital ratio was 12.02 percent, the Total risk-based capital ratio was 15.21 percent, and the Tier I leverage ratio was 10.24 percent.

On May 25, 2018, Fifth Third initially settled a share repurchase agreement whereby Fifth Third would purchase $235 million of its outstanding stock. The initial settlement reduced second quarter common shares outstanding by 6.4 million shares. On June 15, 2018, Fifth Third settled the forward contract. An additional 1.2 million shares were repurchased in connection with the completion of this agreement.

On June 27, 2018, Fifth Third completed the sale of 5 million shares of Class A common stock of Worldpay, Inc. Fifth Third had previously received these Class A shares in exchange for Class B Units of Vantiv Holding, LLC. Fifth Third recognized a pre-tax gain of approximately $205 million (~ $162 million after tax)(a) related to the sale. The sale added approximately 16 basis points to Fifth Third’s CET1 ratio. As a result of the sale, Fifth Third beneficially owns approximately 3.3% of Worldpay’s equity through its ownership of approximately 10.3 million Class B Units.

On June 28, 2018, Fifth Third announced that the Board of Governors of the Federal Reserve System did not object to Fifth Third’s 2018 CCAR capital plan for the period beginning July 1, 2018 and ending June 30, 2019. Fifth Third’s capital plan included the following capital actions related to common dividends and share repurchases:

•	The increase in the quarterly common stock dividend to $0.22 from $0.18 beginning 4Q 2018 and to $0.24 beginning 2Q 2019, a 33 percent increase over the current dividend rate

•	The repurchase of common shares in an amount up to $1.651 billion, or a 42 percent increase over the 2017 capital plan. Included in these repurchases are:

•	$81 million in repurchases related to share issuances under employee benefit plans

•	$53 million in repurchases related to previously-recognized Worldpay tax receivable agreement (“TRA”) transaction after-tax gains

•	The additional ability to repurchase common shares in the amount of any after-tax capital generated from the sale of Worldpay common stock (including expected share repurchases associated with the recent sale of 5 million shares of Worldpay which generated approximately $162 million in after-tax capital)(a)

•	The additional ability to repurchase common shares in the amount of any after-tax cash income generated from the termination and settlement of gross cash flows from existing TRAs with Worldpay or potential future TRAs that may be generated from additional sales of Worldpay

Fifth Third intends to execute open market share repurchases associated with up to $500 million of its 2018 CCAR repurchase plan before the beginning of the proxy solicitation in connection with the MB Financial, Inc. shareholder vote on its merger with Fifth Third, and may repurchase additional shares after the vote. The timing and amount of this repurchase activity is subject to market conditions and applicable securities laws.

Tax Rate

The effective tax rate was 15.5 percent in the second quarter of 2018 compared with 15.8 percent in the previous quarter and 25.9 percent in the second quarter of 2017. The tax rate in the second quarter of 2018 was impacted by a $12 million tax benefit primarily associated with the exercise and vesting of employee equity awards.

Other

On May 20, 2018, Fifth Third Bancorp and MB Financial, Inc. signed a definitive agreement under which MB Financial will merge with Fifth Third in a transaction valued at approximately $4.7 billion as of May 18, 2018. The transaction is expected to reduce Fifth Third’s regulatory common CET1 ratio by approximately 45 basis points. The pro forma tangible common equity to tangible assets (TCE) ratio of the combined entity is projected to be 8.2 percent at closing. The transaction is subject to the satisfaction of all customary closing conditions, including regulatory approvals as well as the approval of MB Financial shareholders.

As of June 30, 2018, Fifth Third Bank owned approximately 10.3 million units representing a 3.3 percent interest in Vantiv Holding, LLC, convertible into shares of Worldpay, Inc., a publicly traded firm. Based upon Worldpay’s closing price of $81.78 on June 30, 2018, our interest in Worldpay was valued at approximately $840 million. The difference between the market value and the book value of Fifth Third’s interest in Worldpay’s shares is not recognized in Fifth Third’s equity or capital.

Conference Call

Fifth Third will host a conference call to discuss these financial results at 9:00 a.m. (Eastern Time) today. This conference call will be webcast live and may be accessed through the Fifth Third Investor Relations website at www.53.com (click on “About Us” then “Investor Relations”).

Those unable to listen to the live webcast may access a webcast replay through the Fifth Third Investor Relations website at the same web address. Additionally, a telephone replay of the conference call will be available after the conference call until approximately August 2, 2018 by dialing 800-585-8367 for domestic access or 404-537-3406 for international access (passcode 3569128#).

Corporate Profile

Fifth Third Bancorp is a diversified financial services company headquartered in Cincinnati, Ohio. As of June 30, 2018, the Company had $141 billion in assets and operates 1,158 full-service Banking Centers, and 2,458 Fifth Third branded ATMs in Ohio, Kentucky, Indiana, Michigan, Illinois, Florida, Tennessee, West Virginia, Georgia and North Carolina. In total, Fifth Third provides its customers with access to approximately 54,000 fee-free ATMs across the United States. Fifth Third operates four main businesses: Commercial Banking, Branch Banking, Consumer Lending, and Wealth & Asset Management. As of June 30, 2018, Fifth Third also had a 3.3% interest in Vantiv Holding, LLC, a subsidiary of Worldpay, Inc. Fifth Third is among the largest money managers in the Midwest and, as of June 30, 2018, had $368 billion in assets under care, of which it managed $37 billion for individuals, corporations and not-for-profit organizations through its Trust and Registered Investment Advisory businesses. Investor information and press releases can be viewed at www.53.com. Fifth Third’s common stock is traded on the NASDAQ® Global Select Market under the symbol “FITB.”

Earnings Release End Notes

(a)	Assumes a 21% tax rate.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(c)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets. Current period regulatory capital ratios are estimated.
(d)	Includes commercial customer Eurodollar sweep balances for which the Bank pays rates comparable to other commercial deposit accounts.
(e)	Excludes nonaccrual loans held for sale.
(f)	As of June 30, 2017 excludes $7 million of restructured accruing loans and $19 million of restructured nonaccrual loans associated with a consolidated VIE in which the Bancorp has no continuing credit risk due to the risk being assumed by a third party.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Fifth Third Bancorp has filed with the SEC a Registration Statement on Form S-4 that includes the Proxy Statement of MB Financial, Inc. and a Prospectus of Fifth Third Bancorp, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Fifth Third Bancorp and MB Financial, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Fifth Third Bancorp at ir.53.com or from MB Financial, Inc. by accessing MB Financial, Inc.’s website at investor.mbfinancial.com.

Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Fifth Third Investor Relations at Fifth Third Investor Relations, MD 1090QC, 38 Fountain Square Plaza, Cincinnati, OH 45263, by calling (866) 670-0468, or by sending an e-mail to ir@53.com or to MB Financial, Attention: Corporate Secretary, at 6111 North River Road, Rosemont, Illinois 60018, by calling (847) 653-1992 or by sending an e-mail to dkoros@mbfinancial.com.

Fifth Third Bancorp and MB Financial, Inc. and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of MB Financial, Inc. in respect of the transaction described in the Proxy Statement/Prospectus. Information regarding Fifth Third Bancorp’s directors and executive officers is contained in Fifth Third Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2017 and its Proxy Statement on Schedule 14A, dated March 6, 2018, which are filed with the SEC. Information regarding MB Financial, Inc.’s directors and executive officers is contained in its Proxy Statement on Schedule 14A filed with the SEC on April 3, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, Fifth Third Bancorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections.

In addition to factors previously disclosed in Fifth Third Bancorp’s and MB Financial, Inc.’s reports filed with or furnished to the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the ability to obtain regulatory approvals and meet other closing conditions to the merger, including approval of the merger by MB Financial, Inc.’s stockholders on the expected terms and schedule, including the risk that regulatory approvals required for the merger are not obtained or are obtained subject to conditions that are not anticipated; delay in closing the merger; difficulties and delays in integrating the businesses of MB Financial, Inc. or fully realizing cost savings and other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of Fifth Third Bancorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

# # #

Quarterly Financial Review for June 30, 2018

Table of Contents

Financial Highlights	18-19
Consolidated Statements of Income	20
Consolidated Balance Sheets	21-22
Consolidated Statements of Changes in Equity	23
Average Balance Sheet and Yield Analysis	24-26
Summary of Loans and Leases	27
Regulatory Capital	28
Summary of Credit Loss Experience	29
Asset Quality	30
Regulation G Non-GAAP Reconciliation	31-32
Segment Presentation	33

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

				% / bps				% / bps
	For the Three Months Ended			Change		Year to Date		Change
	June	March	June			June	June
	2018	2018	2017	Seq	Yr/Yr	2018	2017	Yr/Yr
Income Statement Data
Taxable equivalent net interest income(c)	$1,024	$999	$945	3%	8%	$2,023	$1,884	7%
Noninterest income	743	909	564	(18%)	32%	1,652	1,087	52%
Taxable equivalent total revenue	1,767	1,908	1,509	(7%)	17%	3,675	2,971	24%
Provision for loan and lease losses	33	23	52	43%	(37%)	56	126	(56%)
Noninterest expense	1,037	1,046	957	(1%)	8%	2,083	1,943	7%
Net income attributable to Bancorp	586	704	367	(17%)	60%	1,290	672	92%
Net income available to common shareholders	563	689	344	(18%)	64%	1,252	634	97%

Earnings Per Share Data
Net income allocated to common shareholders	$557	$681	$340	(18%)	64%	$1,238	$627	97%
Average common shares outstanding (in thousands):
Basic	683,345	689,820	741,401	(1%)	(8%)	686,565	744,517	(8%)
Diluted	696,210	704,101	752,328	(1%)	(7%)	700,134	756,545	(7%)
Earnings per share, basic	$0.81	$0.99	$0.46	(18%)	76%	$1.80	$0.84	114%
Earnings per share, diluted	0.80	0.97	0.45	(18%)	78%	1.77	0.83	113%

Common Share Data
Cash dividends per common share	$0.18	$0.16	$0.14	13%	29%	$0.34	$0.28	21%
Book value per share	21.97	21.68	20.42	1%	8%	21.97	20.42	8%
Market price per share	28.70	31.75	25.96	(10%)	11%	28.70	25.96	11%
Common shares outstanding (in thousands)	678,162	684,942	738,873	(1%)	(8%)	678,162	738,873	(8%)
Market capitalization	$19,463	$21,747	$19,181	(11%)	1%	$19,463	$19,181	1%

Financial Ratios
Return on average assets	1.66%	2.02%	1.05%	(36)	61	1.84%	0.97%	87
Return on average common equity	15.3%	18.6%	9.0%	(330)	630	17.0%	8.4%	860
Return on average tangible common equity(a)(c)	18.4%	22.4%	10.7%	(400)	770	20.4%	10.0%	1,040
Noninterest income as a percent of total revenue	42%	48%	37%	(600)	500	45%	37%	800
Dividend payout ratio	22.2%	16.2%	30.4%	600	(820)	18.9%	33.3%	(1,440)
Average total Bancorp shareholders’ equity as a percent of average assets	11.38%	11.52%	11.84%	(14)	(46)	11.45%	11.78%	(33)
Tangible common equity(b)(c)	9.33%	9.14%	9.02%	19	31	9.33%	9.02%	31
Taxable equivalent net interest margin(c)	3.21%	3.18%	3.01%	3	20	3.19%	3.01%	18
Taxable equivalent efficiency(c)	58.7%	54.8%	63.4%	390	(470)	56.7%	65.4%	(870)
Effective tax rate	15.5%	15.8%	25.9%	(30)	(1,040)	15.7%	24.5%	(880)

Credit Quality
Net losses charged-off	$94	$81	$64	16%	47%	$175	$153	14%
Net losses charged-off as a percent of average portfolio loans and leases	0.41%	0.36%	0.28%	5	13	0.38%	0.34%	4
ALLL as a percent of portfolio loans and leases	1.17%	1.24%	1.34%	(7)	(17)	1.17%	1.34%	(17)
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.31%	1.40%	1.52%	(9)	(21)	1.31%	1.52%	(21)
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.52%	0.55%	0.72%	(3)	(20)	0.52%	0.72%	(20)

Average Balances
Loans and leases, including held for sale	$93,232	$92,869	$92,653	—	1%	$93,051	$92,721	—
Total securities and other short-term investments	34,935	34,677	33,481	1%	4%	34,806	33,329	4%
Total assets	141,529	141,565	140,344	—	1%	141,547	140,243	1%
Transaction deposits(e)	97,574	97,018	95,825	1%	2%	97,298	96,419	1%
Core deposits(f)	101,592	100,874	99,570	1%	2%	101,235	100,205	1%
Wholesale funding(g)	20,464	20,558	20,665	—	(1%)	20,511	19,900	3%
Bancorp shareholders’ equity	16,108	16,313	16,615	(1%)	(3%)	16,209	16,522	(2%)

Regulatory Capital and Liquidity Ratios(h)
CET1 capital(i)	10.91%	10.82%	10.63%	9	28	10.91%	10.63%	28
Tier I risk-based capital(i)	12.02%	11.95%	11.76%	7	26	12.02%	11.76%	26
Total risk-based capital(i)	15.21%	15.25%	15.22%	(4)	(1)	15.21%	15.22%	(1)
Tier I leverage	10.24%	10.11%	10.07%	13	17	10.24%	10.07%	17
Modified liquidity coverage ratio (LCR)	116%	113%	115%	3%	1%	116%	115%	1%

Operations
Banking centers	1,158	1,153	1,157	—	—	1,158	1,157	—
ATMs	2,458	2,459	2,461	—	—	2,458	2,461	—
Full-time equivalent employees	18,163	18,344	17,744	(1%)	2%	18,163	17,744	2%

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries

Financial Highlights

$ in millions, except per share data

(unaudited)

	For the Three Months Ended
	June	March	December	September	June
	2018	2018	2017	2017	2017
Income Statement Data
Taxable equivalent net interest income(c)	$1,024	$999	$963	$977	$945
Noninterest income	743	909	577	1,561	564
Taxable equivalent total revenue	1,767	1,908	1,540	2,538	1,509
Provision for loan and lease losses	33	23	67	67	52
Noninterest expense	1,037	1,046	1,073	975	957
Net income attributable to Bancorp	586	704	509	1,014	367
Net income available to common shareholders	563	689	486	999	344

Earnings Per Share Data
Net income allocated to common shareholders	$557	$681	$482	$989	$340
Average common shares outstanding (in thousands):
Basic	683,345	689,820	703,372	721,280	741,401
Diluted	696,210	704,101	716,908	733,285	752,328
Earnings per share, basic	$0.81	$0.99	$0.68	$1.37	0.46
Earnings per share, diluted	0.80	0.97	0.67	1.35	0.45

Common Share Data
Cash dividends per common share	$0.18	$0.16	$0.16	$0.16	$0.14
Book value per share	21.97	21.68	21.67	21.30	20.42
Market value per share	28.70	31.75	30.34	27.98	25.96
Common shares outstanding (in thousands)	678,162	684,942	693,805	705,474	738,873
Market capitalization	$19,463	$21,747	$21,050	$19,739	$19,181

Financial Ratios
Return on average assets	1.66%	2.02%	1.43%	2.85%	1.05%
Return on average common equity	15.3%	18.6%	12.7%	25.6%	9.0%
Return on average tangible common equity(a)(c)	18.4%	22.4%	15.2%	30.4%	10.7%
Noninterest income as a percent of total revenue	42%	48%	37%	62%	37%
Dividend payout ratio	22.2%	16.2%	23.5%	11.7%	30.4%
Average total Bancorp shareholders’ equity as a percent of average assets	11.38%	11.52%	11.69%	11.93%	11.84%
Tangible common equity(b)(c)	9.33%	9.14%	8.94%	8.89%	9.02%
Taxable equivalent net interest margin(c)	3.21%	3.18%	3.02%	3.07%	3.01%
Taxable equivalent efficiency ratio(c)	58.7%	54.8%	69.7%	38.4%	63.4%
Effective tax rate	15.5%	15.8%	(29.8%)	31.9%	25.9%

Credit Quality
Net losses charged-off	$94	$81	$76	$68	$64
Net losses charged-off as a percent of average portfolio loans and leases	0.41%	0.36%	0.33%	0.29%	0.28%
ALLL as a percent of portfolio loans and leases	1.17%	1.24%	1.30%	1.31%	1.34%
Allowance for credit losses as a percent of portfolio loans and leases(j)	1.31%	1.40%	1.48%	1.48%	1.52%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(d)	0.52%	0.55%	0.53%	0.60%	0.72%

Average Balances
Loans and leases, including held for sale	$93,232	$92,869	$92,865	$92,617	$92,653
Total securities and other short-term investments	34,935	34,677	33,756	33,826	33,481
Total assets	141,529	141,565	141,055	140,992	140,344
Transaction deposits(e)	97,574	97,018	96,450	94,927	95,825
Core deposits(f)	101,592	100,874	100,242	98,649	99,570
Wholesale funding(g)	20,464	20,558	20,097	21,529	20,665
Bancorp shareholders’ equity	16,108	16,313	16,493	16,820	16,615

Regulatory Capital and Liquidity Ratios(h)
CET1 capital(i)	10.91%	10.82%	10.61%	10.59%	10.63%
Tier I risk-based capital(i)	12.02%	11.95%	11.74%	11.72%	11.76%
Total risk-based capital(i)	15.21%	15.25%	15.16%	15.16%	15.22%
Tier I leverage	10.24%	10.11%	10.01%	9.97%	10.07%
Modified liquidity coverage ratio (LCR)	116%	113%	129%	124%	115%

Operations
Banking centers	1,158	1,153	1,154	1,155	1,157
ATMs	2,458	2,459	2,469	2,465	2,461
Full-time equivalent employees	18,163	18,344	18,125	17,797	17,744

(a)	The return on average tangible common equity is calculated as tangible net income available to common shareholders (excluding tax effected amortization of intangibles) divided by average tangible common equity (average common equity less goodwill and intangible assets).
(b)	The tangible common equity ratio is calculated as tangible common equity [shareholders’ equity less preferred stock, goodwill, intangible assets and accumulated other comprehensive income divided by tangible assets (total assets less goodwill, intangible assets and AOCI)].
(c)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.
(d)	Excludes nonaccrual loans held for sale.
(e)	Includes demand, interest checking, savings, money market and foreign office deposits of commercial customers.
(f)	Includes transaction deposits plus other time deposits.
(g)	Includes certificates $100,000 and over, other deposits, federal funds purchased, other short-term borrowings and long-term debt.
(h)	Current period regulatory capital and liquidity ratios are estimates.
(i)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated based upon the standardized approach for risk-weighted assets. The resulting values are added together resulting in the Bancorp’s total risk-weighted assets.
(j)	The allowance for credit losses is the sum of the ALLL and the reserve for unfunded commitments.

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Income

$ in millions

(unaudited)

	For the Three Months Ended			% Change		Year to Date		% Change
	June	March	June			June	June
	2018	2018	2017	Seq	Yr/Yr	2018	2017	Yr/Yr
Interest Income
Interest and fees on loans and leases	$996	$938	$858	6%	16%	$1,933	$1,696	14%
Interest on securities	267	263	245	2%	9%	530	490	8%
Interest on other short-term investments	6	5	3	20%	100%	11	6	83%

Total interest income	1,269	1,206	1,106	5%	15%	2,474	2,192	13%

Interest Expense
Interest on deposits	119	95	65	25%	83%	215	124	73%
Interest on federal funds purchased	5	2	1	150%	400%	7	2	250%
Interest on other short-term borrowings	11	8	10	38%	10%	19	12	58%
Interest on long-term debt	114	105	91	9%	25%	217	182	19%

Total interest expense	249	210	167	19%	49%	458	320	43%

Net Interest Income	1,020	996	939	2%	9%	2,016	1,872	8%

Provision for loan and lease losses	33	23	52	43%	(37%)	56	126	(56%)

Net Interest Income After Provision for Loan and Lease Losses	987	973	887	1%	11%	1,960	1,746	12%

Noninterest Income
Service charges on deposits	137	137	139	—	(1%)	275	277	(1%)
Corporate banking revenue	120	88	101	36%	19%	208	175	19%
Mortgage banking net revenue	53	56	55	(5%)	(4%)	109	108	1%
Wealth and asset management revenue	108	113	103	(4%)	5%	221	211	5%
Card and processing revenue	84	79	79	6%	6%	163	153	7%
Other noninterest income	250	460	85	(46%)	194%	708	160	343%
Securities (losses) gains, net	(5)	(11)	—	55%	NM	(15)	1	NM
Securities (losses) gains, net - non-qualifying hedges on mortgage servicing rights	(4)	(13)	2	69%	NM	(17)	2	NM

Total noninterest income	743	909	564	(18%)	32%	1,652	1,087	52%

Noninterest Expense
Salaries, wages and incentives	471	447	397	5%	19%	918	808	14%
Employee benefits	78	110	86	(29%)	(9%)	188	196	(4%)
Net occupancy expense	74	75	70	(1%)	6%	149	148	1%
Technology and communications	67	68	57	(1%)	18%	135	116	16%
Equipment expense	30	31	29	(3%)	3%	61	57	7%
Card and processing expense	30	29	33	3%	(9%)	60	63	(5%)
Other noninterest expense	287	286	285	—	1%	572	555	3%

Total noninterest expense	1,037	1,046	957	(1%)	8%	2,083	1,943	7%

Income Before Income Taxes	693	836	494	(17%)	40%	1,529	890	72%
Applicable income tax expense	107	132	127	(19%)	(16%)	239	218	10%

Net Income	586	704	367	(17%)	60%	1,290	672	92%
Less: Net income attributable to noncontrolling interests	—	—	—	NM	NM	—	—	—

Net Income Attributable to Bancorp	586	704	367	(17%)	60%	1,290	672	92%
Dividends on preferred stock	23	15	23	53%	—	38	38	—

Net Income Available to Common Shareholders	$563	$689	$344	(18%)	64%	$1,252	$634	97%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of			% Change
	June 2018	March 2018	June 2017	Seq	Yr/Yr
Assets
Cash and due from banks	$2,052	$2,038	$2,203	1%	(7%)
Other short-term investments	1,636	1,747	2,163	(6%)	(24%)
Available-for-sale debt and other securities(a)	31,961	31,819	31,733	—	1%
Held-to-maturity securities(b)	19	23	26	(17%)	(27%)
Trading debt securities	280	571	490	(51%)	(43%)
Equity securities	475	418	442	14%	7%
Loans and leases held for sale	783	717	766	9%	2%
Portfolio loans and leases:
Commercial and industrial loans	41,403	41,635	40,914	(1%)	1%
Commercial mortgage loans	6,625	6,509	6,868	2%	(4%)
Commercial construction loans	4,687	4,766	4,366	(2%)	7%
Commercial leases	3,788	3,919	4,157	(3%)	(9%)
Residential mortgage loans	15,640	15,563	15,460	—	1%
Home equity	6,599	6,757	7,301	(2%)	(10%)
Automobile loans	8,938	9,018	9,318	(1%)	(4%)
Credit card	2,270	2,188	2,117	4%	7%
Other consumer loans	1,982	1,615	945	23%	110%

Portfolio loans and leases	91,932	91,970	91,446	—	1%
Allowance for loan and lease losses	(1,077)	(1,138)	(1,226)	(5%)	(12%)

Portfolio loans and leases, net	90,855	90,832	90,220	—	1%
Bank premises and equipment	1,915	1,966	2,041	(3%)	(6%)
Operating lease equipment	606	625	719	(3%)	(16%)
Goodwill	2,462	2,462	2,423	—	2%
Intangible assets	30	30	18	—	67%
Servicing rights	959	926	849	4%	13%
Other assets	6,662	7,326	6,974	(9%)	(4%)

Total Assets	$140,695	$141,500	$141,067	(1%)	—

Liabilities
Deposits:
Demand	$32,680	$34,066	$34,965	(4%)	(7%)
Interest checking	29,452	29,627	25,436	(1%)	16%
Savings	13,455	13,751	14,068	(2%)	(4%)
Money market	21,593	21,540	20,191	—	7%
Foreign office	336	374	395	(10%)	(15%)
Other time	4,058	3,945	3,692	3%	10%
Certificates $100,000 and over	2,557	2,042	2,633	25%	(3%)
Other	—	116	500	NM	NM

Total deposits	104,131	105,461	101,880	(1%)	2%
Federal funds purchased	597	178	117	235%	410%
Other short-term borrowings	1,763	1,335	5,389	32%	(67%)
Accrued taxes, interest and expenses	1,206	1,104	1,617	9%	(25%)
Other liabilities	2,425	2,418	2,162	—	12%
Long-term debt	14,321	14,800	13,456	(3%)	6%

Total Liabilities	124,443	125,296	124,621	(1%)	—

Equity
Common stock(c)	2,051	2,051	2,051	—	—
Preferred stock	1,331	1,331	1,331	—	—
Capital surplus	2,833	2,828	2,751	—	3%
Retained earnings	16,143	15,707	13,862	3%	16%
Accumulated other comprehensive (loss) income	(552)	(389)	163	(42%)	NM
Treasury stock	(5,574)	(5,344)	(3,739)	4%	49%

Total Bancorp shareholders’ equity	16,232	16,184	16,419	—	(1%)
Noncontrolling interests	20	20	27	—	(26%)

Total Equity	16,252	16,204	16,446	—	(1%)

Total Liabilities and Equity	$140,695	$141,500	$141,067	(1%)	—

(a) Amortized cost	$32,589	$32,230	$31,402	1%	4%
(b) Market values	19	23	26	(17%)	(27%)
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	—	—
Outstanding, excluding treasury	678,162	684,942	738,873	(1%)	(8%)
Treasury	245,731	238,951	185,020	3%	33%

Fifth Third Bancorp and Subsidiaries

Consolidated Balance Sheets

$ in millions, except per share data

(unaudited)

	As of
	June 2018	March 2018	December 2017	September 2017	June 2017
Assets
Cash and due from banks	$2,052	$2,038	$2,514	$2,205	$2,203
Other short-term investments	1,636	1,747	2,753	3,298	2,163
Available-for-sale debt and other securities(a)	31,961	31,819	31,751	31,391	31,733
Held-to-maturity securities(b)	19	23	24	25	26
Trading debt securities	280	571	492	511	490
Equity securities	475	418	439	428	442
Loans and leases held for sale	783	717	492	711	766
Portfolio loans and leases:
Commercial and industrial loans	41,403	41,635	41,170	41,011	40,914
Commercial mortgage loans	6,625	6,509	6,604	6,863	6,868
Commercial construction loans	4,687	4,766	4,553	4,652	4,366
Commercial leases	3,788	3,919	4,068	4,043	4,157
Residential mortgage loans	15,640	15,563	15,591	15,588	15,460
Home equity	6,599	6,757	7,014	7,143	7,301
Automobile loans	8,938	9,018	9,112	9,236	9,318
Credit card	2,270	2,188	2,299	2,168	2,117
Other consumer loans	1,982	1,615	1,559	1,179	945

Portfolio loans and leases	91,932	91,970	91,970	91,883	91,446
Allowance for loan and lease losses	(1,077)	(1,138)	(1,196)	(1,205)	(1,226)

Portfolio loans and leases, net	90,855	90,832	90,774	90,678	90,220
Bank premises and equipment	1,915	1,966	2,003	2,018	2,041
Operating lease equipment	606	625	646	663	719
Goodwill	2,462	2,462	2,445	2,423	2,423
Intangible assets	30	30	27	18	18
Servicing rights	959	926	858	848	849
Other assets	6,662	7,326	6,975	7,047	6,974

Total Assets	$140,695	$141,500	$142,193	$142,264	$141,067

Liabilities
Deposits:
Demand	$32,680	$34,066	$35,276	$35,246	$34,965
Interest checking	29,452	29,627	27,703	26,091	25,436
Savings	13,455	13,751	13,425	13,693	14,068
Money market	21,593	21,540	20,097	19,646	20,191
Foreign office	336	374	484	609	395
Other time	4,058	3,945	3,775	3,756	3,692
Certificates $100,000 and over	2,557	2,042	2,402	2,411	2,633
Other	—	116	—	—	500

Total deposits	104,131	105,461	103,162	101,452	101,880
Federal funds purchased	597	178	174	118	117
Other short-term borrowings	1,763	1,335	4,012	5,688	5,389
Accrued taxes, interest and expenses	1,206	1,104	1,412	2,071	1,617
Other liabilities	2,425	2,418	2,144	2,516	2,162
Long-term debt	14,321	14,800	14,904	14,039	13,456

Total Liabilities	124,443	125,296	125,808	125,884	124,621

Equity
Common stock(c)	2,051	2,051	2,051	2,051	2,051
Preferred stock	1,331	1,331	1,331	1,331	1,331
Capital surplus	2,833	2,828	2,790	2,682	2,751
Retained earnings	16,143	15,707	15,122	14,748	13,862
Accumulated other comprehensive (loss) income	(552)	(389)	73	185	163
Treasury stock	(5,574)	(5,344)	(5,002)	(4,637)	(3,739)

Total Bancorp shareholders’ equity	16,232	16,184	16,365	16,360	16,419
Noncontrolling interests	20	20	20	20	27

Total Equity	16,252	16,204	16,385	16,380	16,446

Total Liabilities and Equity	$140,695	$141,500	$142,193	$142,264	$141,067

(a) Amortized cost	$32,589	$32,230	$31,577	$31,026	$31,402
(b) Market values	19	23	24	25	26
(c) Common shares, stated value $2.22 per share (in thousands):
Authorized	2,000,000	2,000,000	2,000,000	2,000,000	2,000,000
Outstanding, excluding treasury	678,162	684,942	693,805	705,474	738,873
Treasury	245,731	238,951	230,088	218,419	185,020

Fifth Third Bancorp and Subsidiaries

Consolidated Statements of Changes in Equity

$ in millions

(unaudited)

	For the Three Months Ended		Year to Date
	June	June	June	June
	2018	2017	2018	2017
Total Equity, Beginning	$16,204	$16,457	$16,385	$16,232
Net income attributable to Bancorp	586	367	1,290	672
Other comprehensive income, net of tax:
Change in unrealized (losses) gains:
Available-for-sale securities	(167)	93	(620)	109
Qualifying cash flow hedges	3	1	(5)	(7)
Change in accumulated other comprehensive income related to employee benefit plans	1	1	2	2

Comprehensive income	423	462	667	776

Cash dividends declared:
Common stock	(124)	(104)	(235)	(210)
Preferred stock	(23)	(23)	(38)	(38)
Impact of stock transactions under stock compensation plans, net	7	(3)	22	29
Shares acquired for treasury	(235)	(342)	(553)	(342)
Other	—	(1)	—	(1)
Impact of cumulative effect of change in account principles	—	—	4	—

Total Equity, Ending	$16,252	$16,446	$16,252	$16,446

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended			% Change
	June	March	June
	2018	2018	2017	Seq	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$42,327	$41,799	$41,656	1%	2%
Commercial mortgage loans	6,521	6,588	6,861	(1%)	(5%)
Commercial construction loans	4,743	4,671	4,306	2%	10%
Commercial leases	3,847	3,960	4,039	(3%)	(5%)
Residential mortgage loans	16,213	16,086	16,024	1%	1%
Home equity	6,672	6,889	7,385	(3%)	(10%)
Automobile loans	8,968	9,064	9,410	(1%)	(5%)
Credit card	2,221	2,224	2,080	—	7%
Other consumer loans	1,720	1,588	892	8%	93%
Taxable securities	33,380	33,133	32,092	1%	4%
Tax exempt securities	81	73	68	11%	19%
Other short-term investments	1,474	1,471	1,321	—	12%

Total interest-earning assets	128,167	127,546	126,134	—	2%
Cash and due from banks	2,179	2,175	2,175	—	—
Other assets	12,320	13,039	13,272	(6%)	(7%)
Allowance for loan and lease losses	(1,137)	(1,195)	(1,237)	(5%)	(8%)

Total Assets	$141,529	$141,565	$140,344	—	1%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$28,715	$28,403	$26,014	1%	10%
Savings deposits	13,618	13,546	14,238	1%	(4%)
Money market deposits	22,036	20,750	20,278	6%	9%
Foreign office deposits	371	494	380	(25%)	(2%)
Other time deposits	4,018	3,856	3,745	4%	7%

Total interest-bearing core deposits	68,758	67,049	64,655	3%	6%
Certificates $100,000 and over	2,155	2,284	2,623	(6%)	(18%)
Other deposits	198	379	264	(48%)	(25%)
Federal funds purchased	1,080	692	311	56%	247%
Other short-term borrowings	2,452	2,423	4,194	1%	(42%)
Long-term debt	14,579	14,780	13,273	(1%)	10%

Total interest-bearing liabilities	89,222	87,607	85,320	2%	5%
Demand deposits	32,834	33,825	34,915	(3%)	(6%)
Other liabilities	3,345	3,800	3,467	(12%)	(4%)

Total Liabilities	125,401	125,232	123,702	—	1%
Total Equity	16,128	16,333	16,642	(1%)	(3%)

Total Liabilities and Equity	$141,529	$141,565	$140,344	—	1%

	For the Three Months Ended			bps Change
	June	March	June
	2018	2018	2017	Seq	Yr/Yr
Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	4.26%	3.96%	3.60%	30	66
Commercial mortgage loans(a)	4.43%	4.20%	3.65%	23	78
Commercial construction loans(a)	4.94%	4.59%	4.01%	35	93
Commercial leases(a)	2.82%	2.78%	2.73%	4	9
Residential mortgage loans	3.56%	3.60%	3.54%	(4)	2
Home equity	4.85%	4.62%	4.20%	23	65
Automobile loans	3.26%	3.12%	2.87%	14	39
Credit card	11.96%	12.36%	10.95%	(40)	101
Other consumer loans	6.75%	6.58%	6.63%	17	12

Total loans and leases	4.30%	4.11%	3.74%	19	56
Taxable securities	3.20%	3.21%	3.05%	(1)	15
Tax exempt securities(a)	4.03%	1.40%	5.10%	263	(107)
Other short-term investments	1.62%	1.37%	0.99%	25	63

Total interest-earning assets	3.98%	3.85%	3.54%	13	44

Interest-bearing liabilities:
Interest checking deposits	0.76%	0.63%	0.38%	13	38
Savings deposits	0.10%	0.07%	0.06%	3	4
Money market deposits	0.71%	0.53%	0.34%	18	37
Foreign office deposits	0.45%	0.13%	0.18%	32	27
Other time deposits	1.34%	1.25%	1.23%	9	11

Total interest-bearing core deposits	0.65%	0.52%	0.34%	13	31
Certificates $100,000 and over	1.35%	1.49%	1.36%	(14)	(1)
Other deposits	1.80%	1.44%	0.98%	36	82
Federal funds purchased	1.76%	1.43%	0.94%	33	82
Other short-term borrowings	1.84%	1.34%	0.93%	50	91
Long-term debt	3.11%	2.86%	2.76%	25	35

Total interest-bearing liabilities	1.12%	0.97%	0.79%	15	33

Ratios:
Taxable equivalent net interest margin(b)	3.21%	3.18%	3.01%	3	20
Taxable equivalent net interest rate spread(b)	2.86%	2.88%	2.75%	(2)	11
Interest-bearing liabilities to interest-earning assets	69.61%	68.69%	67.64%	92	197

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	For the Three Months Ended
	June 2018	March 2018	December 2017	September 2017	June 2017
Assets
Interest-earning assets:
Commercial and industrial loans	$42,327	$41,799	$41,455	$41,314	$41,656
Commercial mortgage loans	6,521	6,588	6,757	6,814	6,861
Commercial construction loans	4,743	4,671	4,660	4,533	4,306
Commercial leases	3,847	3,960	4,018	4,079	4,039
Residential mortgage loans	16,213	16,086	16,178	16,206	16,024
Home equity	6,672	6,889	7,066	7,207	7,385
Automobile loans	8,968	9,064	9,175	9,267	9,410
Credit card	2,221	2,224	2,202	2,140	2,080
Other consumer loans	1,720	1,588	1,354	1,057	892
Taxable securities	33,380	33,133	32,222	32,289	32,092
Tax exempt securities	81	73	75	65	68
Other short-term investments	1,474	1,471	1,459	1,472	1,321

Total interest-earning assets	128,167	127,546	126,621	126,443	126,134
Cash and due from banks	2,179	2,175	2,288	2,227	2,175
Other assets	12,320	13,039	13,351	13,532	13,272
Allowance for loan and lease losses	(1,137)	(1,195)	(1,205)	(1,210)	(1,237)

Total Assets	$141,529	$141,565	$141,055	$140,992	$140,344

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$28,715	$28,403	$26,992	$25,765	$26,014
Savings deposits	13,618	13,546	13,593	13,889	14,238
Money market deposits	22,036	20,750	20,023	20,028	20,278
Foreign office deposits	371	494	323	395	380
Other time deposits	4,018	3,856	3,792	3,722	3,745

Total interest-bearing core deposits	68,758	67,049	64,723	63,799	64,655
Certificates $100,000 and over	2,155	2,284	2,429	2,625	2,623
Other deposits	198	379	119	560	264
Federal funds purchased	1,080	692	602	675	311
Other short-term borrowings	2,452	2,423	2,316	4,212	4,194
Long-term debt	14,579	14,780	14,631	13,457	13,273

Total interest-bearing liabilities	89,222	87,607	84,820	85,328	85,320
Demand deposits	32,834	33,825	35,519	34,850	34,915
Other liabilities	3,345	3,800	4,203	3,973	3,467

Total Liabilities	125,401	125,232	124,542	124,151	123,702
Total Equity	16,128	16,333	16,513	16,841	16,642

Total Liabilities and Equity	$141,529	$141,565	$141,055	$140,992	$140,344

Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	4.26%	3.96%	3.75%	3.75%	3.60%
Commercial mortgage loans(a)	4.43%	4.20%	3.92%	3.85%	3.65%
Commercial construction loans(a)	4.94%	4.59%	4.28%	4.23%	4.01%
Commercial leases(a)	2.82%	2.78%	0.06%	2.70%	2.73%
Residential mortgage loans	3.56%	3.60%	3.52%	3.48%	3.54%
Home equity	4.85%	4.62%	4.38%	4.39%	4.20%
Automobile loans	3.26%	3.12%	3.06%	2.96%	2.87%
Credit card	11.96%	12.36%	11.83%	11.63%	10.95%
Other consumer loans	6.75%	6.58%	6.64%	6.89%	6.63%

Total loans and leases	4.30%	4.11%	3.80%	3.88%	3.74%
Taxable securities	3.20%	3.21%	3.15%	3.06%	3.05%
Tax exempt securities(a)	4.03%	1.40%	5.62%	5.33%	5.10%
Other short-term investments	1.62%	1.37%	1.24%	1.16%	0.99%

Total interest-earning assets	3.98%	3.85%	3.61%	3.64%	3.54%

Interest-bearing liabilities:
Interest checking deposits	0.76%	0.63%	0.51%	0.44%	0.38%
Savings deposits	0.10%	0.07%	0.06%	0.06%	0.06%
Money market deposits	0.71%	0.53%	0.42%	0.39%	0.34%
Foreign office deposits	0.45%	0.13%	0.30%	0.21%	0.18%
Other time deposits	1.34%	1.25%	1.23%	1.23%	1.23%

Total interest-bearing core deposits	0.65%	0.52%	0.43%	0.39%	0.34%
Certificates $100,000 and over	1.35%	1.49%	1.45%	1.38%	1.36%
Other deposits	1.80%	1.44%	1.17%	1.16%	0.98%
Federal funds purchased	1.76%	1.43%	1.21%	1.16%	0.94%
Other short-term borrowings	1.84%	1.34%	1.10%	1.09%	0.93%
Long-term debt	3.11%	2.86%	2.72%	2.82%	2.76%

Total interest-bearing liabilities	1.12%	0.97%	0.88%	0.85%	0.79%

Ratios:
Taxable equivalent net interest margin(b)	3.21%	3.18%	3.02%	3.07%	3.01%
Taxable equivalent net interest rate spread(b)	2.86%	2.88%	2.73%	2.79%	2.75%
Interest-bearing liabilities to interest-earning assets	69.61%	68.69%	66.99%	67.48%	67.64%

(a)	Presented on a fully taxable equivalent basis.
(b)	Non-GAAP measure; see discussion of non-GAAP and Reg. G reconciliation beginning on page 31.

Fifth Third Bancorp and Subsidiaries

Average Balance Sheet and Yield Analysis

$ in millions, except share data

(unaudited)

	Year to Date		% Change
	June	June
	2018	2017	Yr/Yr
Assets
Interest-earning assets:
Commercial and industrial loans	$42,064	$41,773	1%
Commercial mortgage loans	6,555	6,903	(5%)
Commercial construction loans	4,707	4,147	14%
Commercial leases	3,903	3,972	(2%)
Residential mortgage loans	16,150	15,912	1%
Home equity	6,780	7,482	(9%)
Automobile loans	9,016	9,597	(6%)
Credit card	2,223	2,111	5%
Other consumer loans	1,653	824	101%
Taxable securities	33,257	31,954	4%
Tax exempt securities	77	61	26%
Other short-term investments	1,472	1,314	12%

Total interest-earning assets	127,857	126,050	1%
Cash and due from banks	2,177	2,190	(1%)
Other assets	12,679	13,248	(4%)
Allowance for loan and lease losses	(1,166)	(1,245)	(6%)

Total Assets	$141,547	$140,243	1%

Liabilities
Interest-bearing liabilities:
Interest checking deposits	$28,560	$26,385	8%
Savings deposits	13,582	14,178	(4%)
Money market deposits	21,397	20,440	5%
Foreign office deposits	432	417	4%
Other time deposits	3,937	3,786	4%

Total interest-bearing core deposits	67,908	65,206	4%
Certificates $100,000 and over	2,220	2,601	(15%)
Other deposits	288	213	35%
Federal funds purchased	887	474	87%
Other short-term borrowings	2,438	3,050	(20%)
Long-term debt	14,678	13,562	8%

Total interest-bearing liabilities	88,419	85,106	4%
Demand deposits	33,327	34,999	(5%)
Other liabilities	3,571	3,589	(1%)

Total Liabilities	125,317	123,694	1%
Total Equity	16,230	16,549	(2%)

Total Liabilities and Equity	$141,547	$140,243	1%

	Year to Date		bps Change
	June	June
	2018	2017	Yr/Yr
Yield Analysis
Interest-earning assets:
Commercial and industrial loans(a)	4.11%	3.53%	58
Commercial mortgage loans(a)	4.32%	3.60%	72
Commercial construction loans(a)	4.77%	3.89%	88
Commercial leases(a)	2.80%	2.71%	9
Residential mortgage loans	3.58%	3.55%	3
Home equity	4.74%	4.09%	65
Automobile loans	3.19%	2.84%	35
Credit card	12.16%	11.95%	21
Other consumer loans	6.67%	6.57%	10

Total loans and leases	4.21%	3.72%	49
Taxable securities	3.21%	3.08%	13
Tax exempt securities(a)	2.79%	5.41%	(262)
Other short-term investments	1.50%	0.86%	64

Total interest-earning assets	3.91%	3.53%	38

Interest-bearing liabilities:
Interest checking deposits	0.70%	0.34%	36
Savings deposits	0.08%	0.05%	3
Money market deposits	0.62%	0.33%	29
Foreign office deposits	0.27%	0.15%	12
Other time deposits	1.30%	1.23%	7

Total interest-bearing core deposits	0.58%	0.33%	25
Certificates $100,000 and over	1.42%	1.36%	6
Other deposits	1.57%	0.85%	72
Federal funds purchased	1.63%	0.78%	85
Other short-term borrowings	1.60%	0.81%	79
Long-term debt	2.98%	2.71%	27

Total interest-bearing liabilities	1.05%	0.76%	29

(a)	Presented on a fully taxable equivalent basis.

Fifth Third Bancorp and Subsidiaries

Summary of Loans and Leases

$ in millions

(unaudited)

	For the Three Months Ended
	June 2018	March 2018	December 2017	September 2017	June 2017
Average Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$42,292	$41,782	$41,438	$41,302	$41,601
Commercial mortgage loans	6,514	6,582	6,751	6,807	6,845
Commercial construction loans	4,743	4,671	4,660	4,533	4,306
Commercial leases	3,847	3,960	4,016	4,072	4,036

Total commercial loans and leases	57,396	56,995	56,865	56,714	56,788
Consumer loans:
Residential mortgage loans	15,581	15,575	15,590	15,523	15,417
Home equity	6,672	6,889	7,066	7,207	7,385
Automobile loans	8,968	9,064	9,175	9,267	9,410
Credit card	2,221	2,224	2,202	2,140	2,080
Other consumer loans	1,719	1,587	1,352	1,055	892

Total consumer loans	35,161	35,339	35,385	35,192	35,184

Total average portfolio loans and leases	$92,557	$92,334	$92,250	$91,906	$91,972

Average loans held for sale	$675	$535	$615	$711	$681

End of Period Portfolio Loans and Leases
Commercial loans and leases:
Commercial and industrial loans	$41,403	$41,635	$41,170	$41,011	$40,914
Commercial mortgage loans	6,625	6,509	6,604	6,863	6,868
Commercial construction loans	4,687	4,766	4,553	4,652	4,366
Commercial leases	3,788	3,919	4,068	4,043	4,157

Total commercial loans and leases	56,503	56,829	56,395	56,569	56,305
Consumer loans:
Residential mortgage loans	15,640	15,563	15,591	15,588	15,460
Home equity	6,599	6,757	7,014	7,143	7,301
Automobile loans	8,938	9,018	9,112	9,236	9,318
Credit card	2,270	2,188	2,299	2,168	2,117
Other consumer loans	1,982	1,615	1,559	1,179	945

Total consumer loans	35,429	35,141	35,575	35,314	35,141

Total portfolio loans and leases	$91,932	$91,970	$91,970	$91,883	$91,446

Total loans and leases held for sale	$783	$717	$492	$711	$766

Operating lease equipment	$606	$625	$646	$663	$719

Loans and leases serviced for others:(a)
Commercial and industrial loans	$421	$401	$415	$449	$495
Commercial mortgage loans	263	238	240	228	242
Commercial construction loans	82	87	76	72	62
Commercial leases	222	243	254	257	261
Residential mortgage loans	62,247	60,973	60,021	60,783	61,803
Other consumer loans	50	50	—	—	—

Total loans and leases serviced for others	63,285	61,992	61,006	61,789	62,863

Total loans and leases serviced	$156,606	$155,304	$154,114	$155,046	$155,794

(a)	Fifth Third sells certain loans and leases and obtains servicing responsibilities.

Fifth Third Bancorp and Subsidiaries

Regulatory Capital

$ in millions

(unaudited)

	As of
	June 2018(a)	March 2018	December 2017	September 2017	June 2017
Regulatory capital:
Common stock and related surplus (net of treasury stock)	($690)	($465)	($160)	$96	$1,063
Retained earnings	16,143	15,707	15,122	14,748	13,862
Common equity tier I capital adjustments and deductions	(2,467)	(2,470)	(2,445)	(2,401)	(2,403)

CET1 capital	12,986	12,772	12,517	12,443	12,522
Additional tier I capital	1,331	1,331	1,331	1,330	1,331

Tier I capital	14,317	14,103	13,848	13,773	13,853
Tier II capital	3,799	3,896	4,039	4,043	4,074

Total regulatory capital	$18,116	$17,999	$17,887	$17,816	$17,927

Risk-weighted assets(b)	$119,073	$118,001	$117,997	$117,527	$117,761

Ratios:
Average shareholders’ equity to average assets	11.38%	11.52%	11.69%	11.93%	11.84%

Regulatory Capital Ratios:
Fifth Third Bancorp
CET1 capital(b)	10.91%	10.82%	10.61%	10.59%	10.63%
Tier I risk-based capital(b)	12.02%	11.95%	11.74%	11.72%	11.76%
Total risk-based capital(b)	15.21%	15.25%	15.16%	15.16%	15.22%
Tier I leverage	10.24%	10.11%	10.01%	9.97%	10.07%

Fifth Third Bank
Tier I risk-based capital(b)	12.43%	12.39%	12.06%	12.30%	12.24%
Total risk-based capital(b)	14.10%	14.15%	13.88%	14.14%	14.08%
Tier I leverage	10.63%	10.51%	10.32%	10.50%	10.50%

(a)	Current period regulatory capital data and ratios are estimated.
(b)	Under the banking agencies’ Basel III Final Rule, assets and credit equivalent amounts of off-balance sheet exposures are calculated according to the standardized approach for risk-weighted assets. The resulting weighted values are added together resulting in the total risk-weighted assets.

Fifth Third Bancorp and Subsidiaries

Summary of Credit Loss Experience

$ in millions

(unaudited)

	For the Three Months Ended
	June 2018	March 2018	December 2017	September 2017	June 2017
Average portfolio loans and leases:
Commercial and industrial loans	$42,292	$41,782	$41,438	$41,302	$41,601
Commercial mortgage loans	6,514	6,582	6,751	6,807	6,845
Commercial construction loans	4,743	4,671	4,660	4,533	4,306
Commercial leases	3,847	3,960	4,016	4,072	4,036
Residential mortgage loans	15,581	15,575	15,590	15,523	15,417
Home equity	6,672	6,889	7,066	7,207	7,385
Automobile loans	8,968	9,064	9,175	9,267	9,410
Credit card	2,221	2,224	2,202	2,140	2,080
Other consumer loans	1,719	1,587	1,352	1,055	892

Total average portfolio loans and leases	$92,557	$92,334	$92,250	$91,906	$91,972

Losses charged-off:
Commercial and industrial loans	($51)	($33)	($34)	($30)	($34)
Commercial mortgage loans	(3)	(2)	(1)	(3)	(6)
Commercial leases	—	—	(1)	—	(1)
Residential mortgage loans	(4)	(4)	(3)	(2)	(4)
Home equity	(5)	(7)	(8)	(6)	(9)
Automobile loans	(13)	(17)	(15)	(13)	(12)
Credit card	(29)	(28)	(23)	(23)	(24)
Other consumer loans	(13)	(12)	(9)	(8)	(5)

Total losses charged-off	($118)	($103)	($94)	($85)	($95)

Recoveries of losses previously charged-off:
Commercial and industrial loans	$4	$5	$2	$3	$16
Commercial mortgage loans	1	1	2	—	1
Commercial leases	—	—	—	—	—
Residential mortgage loans	2	1	2	3	2
Home equity	3	2	4	3	4
Automobile loans	5	6	5	5	6
Credit card	3	3	3	3	2
Other consumer loans	6	4	—	—	—

Total recoveries of losses previously charged-off	$24	$22	$18	$17	$31

Net losses charged-off:
Commercial and industrial loans	($47)	($28)	($32)	($27)	($18)
Commercial mortgage loans	(2)	(1)	1	(3)	(5)
Commercial leases	—	—	(1)	—	(1)
Residential mortgage loans	(2)	(3)	(1)	1	(2)
Home equity	(2)	(5)	(4)	(3)	(5)
Automobile loans	(8)	(11)	(10)	(8)	(6)
Credit card	(26)	(25)	(20)	(20)	(22)
Other consumer loans	(7)	(8)	(9)	(8)	(5)

Total net losses charged-off	($94)	($81)	($76)	($68)	($64)

Net losses charged-off as a percent of average portfolio loans and leases:
Commercial and industrial loans	0.44%	0.27%	0.31%	0.26%	0.17%
Commercial mortgage loans	0.11%	0.06%	(0.09%)	0.16%	0.33%
Commercial leases	0.00%	0.00%	0.08%	0.01%	0.06%
Residential mortgage loans	0.05%	0.06%	0.03%	(0.02%)	0.04%
Home equity	0.12%	0.26%	0.25%	0.18%	0.27%
Automobile loans	0.33%	0.50%	0.45%	0.35%	0.27%
Credit card	4.73%	4.65%	3.74%	3.75%	4.22%
Other consumer loans	1.85%	2.16%	2.38%	2.80%	2.31%

Total net losses charged-off as a percent of average portfolio loans and leases	0.41%	0.36%	0.33%	0.29%	0.28%

Fifth Third Bancorp and Subsidiaries

Asset Quality

$ in millions

(unaudited)

	For the Three Months Ended
	June 2018	March 2018	December 2017	September 2017	June 2017
Allowance for Credit Losses
Allowance for loan and lease losses, beginning	$1,138	$1,196	$1,205	$1,226	$1,238
Total net losses charged-off	(94)	(81)	(76)	(68)	(64)
Provision for loan and lease losses	33	23	67	67	52
Deconsolidation of a variable interest entity	—	—	—	(20)	—

Allowance for loan and lease losses, ending	$1,077	$1,138	$1,196	$1,205	$1,226

Reserve for unfunded commitments, beginning	$151	$161	$157	$162	$159
(Benefit from) provision for unfunded commitments	(20)	(10)	4	(5)	3

Reserve for unfunded commitments, ending	$131	$151	$161	$157	$162

Components of allowance for credit losses:
Allowance for loan and lease losses	$1,077	$1,138	$1,196	$1,205	$1,226
Reserve for unfunded commitments	131	151	161	157	162

Total allowance for credit losses	$1,208	$1,289	$1,357	$1,362	$1,388

	As of
	June 2018	March 2018	December 2017	September 2017	June 2017
Nonperforming Assets and Delinquent Loans
Nonaccrual portfolio loans and leases:
Commercial and industrial loans	$99	$155	$144	$144	$225
Commercial mortgage loans	8	9	12	14	15
Commercial leases	25	4	—	1	1
Residential mortgage loans	13	16	17	19	19
Home equity	54	55	56	56	52
Automobile loans	3	—	—	—	—
Other consumer loans	1	1	—	—	—

Total nonaccrual portfolio loans and leases (excludes restructured loans)	203	240	229	234	312
Nonaccrual restructured portfolio commercial loans and leases	173	154	150	214	244
Nonaccrual restructured portfolio consumer loans and leases	61	58	58	58	58

Total nonaccrual portfolio loans and leases	437	452	437	506	614
Repossessed property	7	9	9	10	11
OREO	36	43	43	39	37

Total nonperforming portfolio assets	480	504	489	555	662
Nonaccrual loans held for sale	5	5	5	18	7
Nonaccrual restructured loans held for sale	18	19	1	2	1

Total nonperforming assets	$503	$528	$495	$575	$670

Restructured portfolio consumer loans and leases (accrual)	$1,029	$916	$927	$929	$933
Restructured portfolio commercial loans and leases (accrual)	$111	$249	$249	$232	$224

Loans 90 days past due (accrual):
Commercial and industrial loans	$4	$7	$3	$3	$3
Commercial mortgage loans	—	1	—	—	—

Total commercial loans	4	8	3	3	3

Residential mortgage loans	44	62	57	43	45
Automobile loans	10	9	10	10	7
Credit card	31	28	27	21	20

Total consumer loans	85	99	94	74	72

Total loans 90 days past due (accrual)(b)	$89	$107	$97	$77	$75

Ratios
Net losses charged-off as a percent of average portfolio loans and leases	0.41%	0.36%	0.33%	0.29%	0.28%
Allowance for loan and lease losses:
As a percent of portfolio loans and leases	1.17%	1.24%	1.30%	1.31%	1.34%
As a percent of nonperforming portfolio loans and leases(a)	247%	252%	274%	238%	200%
As a percent of nonperforming portfolio assets(a)	224%	226%	245%	217%	185%
Nonperforming portfolio loans and leases as a percent of portfolio loans and leases and OREO(a)	0.47%	0.49%	0.48%	0.55%	0.67%
Nonperforming portfolio assets as a percent of portfolio loans and leases and OREO(a)	0.52%	0.55%	0.53%	0.60%	0.72%
Nonperforming assets as a percent of total loans and leases, OREO, and repossessed property	0.54%	0.57%	0.53%	0.62%	0.73%
Allowance for credit losses as a percent of nonperforming assets	252%	256%	278%	245%	210%

(a)	Excludes nonaccrual loans held for sale.
(b)	Excludes loans held for sale.

Use of Non-GAAP Financial Measures

In addition to GAAP measures, management considers various Non-GAAP measures when evaluating the performance of the business, including: “taxable equivalent net interest income,” “adjusted taxable equivalent net interest income,” “taxable equivalent net interest margin,” “adjusted taxable equivalent net interest margin,” “adjusted yield on interest-earning assets,” “efficiency ratio,” “taxable equivalent net interest rate spread,” “taxable equivalent income before income taxes,” “noninterest income excluding certain items,” “tangible net income available to common shareholders,” “average tangible common equity,” “tangible common equity ratio,” “tangible common equity ratio (excluding unrealized gains/ losses)” “tangible common equity ratio (including unrealized gains/ losses)” “tangible equity,” “tangible book value per share,” and certain ratios derived from these measures.

The taxable equivalent basis adjusts for the tax-favored status of income from certain loans and securities held by the Bancorp that are not taxable for federal income tax purposes. The Bancorp believes this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison between taxable and non-taxable amounts.

Noninterest income excluding certain items is provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted noninterest income. Adjusted taxable equivalent net interest income and adjusted taxable equivalent net interest margin are provided by management to assist the reader in identifying significant, unusual, or large transactions that impacted net interest income.

Management considers various measures when evaluating capital utilization and adequacy, including the tangible equity and tangible common equity (including and excluding unrealized gains/losses), in addition to capital ratios defined by the U.S. banking agencies. These calculations are intended to complement the capital ratios defined by the U.S. banking agencies for both absolute and comparative purposes. These ratios are not formally defined by U.S. GAAP or codified in the federal banking regulations and, therefore, are considered to be Non-GAAP financial measures. Management believes that providing the tangible common equity ratio excluding unrealized gains/losses on certain assets and liabilities enables investors and others to assess the Bancorp’s use of equity without the effects of gains or losses some of which are uncertain and providing the tangible common equity ratio including unrealized gains/losses enables investors and others to assess the Bancorp’s use of equity if all unrealized gains or losses were to be monetized.

Management believes tangible book value per share and return on average tangible common equity are important measures for evaluating the performance of a business as it calculates the return available to common shareholders and book value of common stock without the impact of intangible assets and their related amortization. This is useful for evaluating the performance of a business consistently, whether acquired or developed internally, compared to other companies in the industry who present similar measures.

Please note that although Non-GAAP financial measures provide useful insight, they should not be considered in isolation or relied upon as a substitute for analysis using GAAP measures.

Please see page 32 for Reg. G reconciliations of all historical Non-GAAP measures used in this release to the most directly comparable GAAP measures.

Fifth Third Bancorp and Subsidiaries

Regulation G Non-GAAP Reconciliation

$ and shares in millions

(unaudited)

		For the Three Months Ended
		June	March	December	September	June
		2018	2018	2017	2017	2017
Net interest income (U.S. GAAP)		$1,020	$996	$956	$970	$939
Add:	Taxable equivalent adjustment	4	3	7	7	6

Taxable equivalent net interest income (a)		1,024	999	963	977	945

Net interest income (U.S. GAAP) (annualized) (b)		4,091	4,039	3,793	3,848	3,766
Taxable equivalent net interest income (annualized) (c)		4,107	4,052	3,821	3,876	3,790

Taxable equivalent net interest income		1,024	999	963	977	945
Add:	Leveraged lease remeasurement	—	—	27	—	—

Adjusted taxable equivalent net interest income (d)		1,024	999	990	977	945
Adjusted taxable equivalent net interest income (annualized) (e)		4,107	4,052	3,928	3,876	3,790

Interest income (U.S. GAAP)		1,269	1,206	1,144	1,152	1,106
Add:	Taxable equivalent adjustment	4	3	7	7	6

Taxable equivalent interest income		1,273	1,209	1,151	1,159	1,112
Taxable equivalent interest income (annualized) (f)		5,106	4,903	4,566	4,598	4,460

Taxable equivalent interest income		1,273	1,209	1,151	1,159	1,112
Add:	Leveraged lease remeasurement	—	—	27	—	—

Adjusted taxable equivalent interest income (g)		1,273	1,209	1,178	1,159	1,112
Adjusted taxable equivalent interest income (annualized) (h)		5,106	4,903	4,674	4,598	4,460
Interest expense (annualized) (i)		999	852	746	722	670
Noninterest income (j)		743	909	577	1,561	564
Noninterest expense (k)		1,037	1,046	1,073	975	957
Average interest-earning assets (l)		128,167	127,546	126,621	126,443	126,134
Average interest-bearing liabilities (m)		89,222	87,607	84,820	85,328	85,320

Net interest margin (U.S. GAAP) (b) / (l)		3.19%	3.17%	3.00%	3.04%	2.99%
Taxable equivalent net interest margin (c) / (l)		3.21%	3.18%	3.02%	3.07%	3.01%
Adjusted taxable equivalent net interest margin (e) / (l)		3.21%	3.18%	3.10%	3.07%	3.01%
Adjusted taxable equivalent yield on interest-earnings assets (h) / (l)		3.98%	3.85%	3.69%	3.64%	3.54%
Taxable equivalent efficiency ratio (k) / (a) + (j)		58.7%	54.8%	69.7%	38.4%	63.4%
Taxable equivalent net interest rate spread (f) / (l) - (i) / (m)		2.86%	2.88%	2.73%	2.79%	2.75%

Income before income taxes (U.S. GAAP)		$693	$836	$393	$1,489	$494
Add:	Taxable equivalent adjustment	4	3	7	7	6

Taxable equivalent income before income taxes		$697	$839	$400	$1,496	$500

Net income available to common shareholders (U.S. GAAP)		563	689	486	999	344
Add:	Intangible amortization, net of tax	1	1	—	—	—

Tangible net income available to common shareholders		564	690	486	999	344
Tangible net income available to common shareholders (annualized) (n)		2,262	2,798	1,928	3,963	1,380

Average Bancorp shareholders’ equity (U.S. GAAP)		16,108	16,313	16,493	16,820	16,615
Less:	Average preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Average goodwill	(2,462)	(2,455)	(2,437)	(2,423)	(2,424)
	Average intangible assets and other servicing rights	(30)	(27)	(25)	(18)	(18)

Average tangible common equity (o)		12,285	12,500	12,700	13,048	12,842

Total Bancorp shareholders’ equity (U.S. GAAP)		16,232	16,184	16,365	16,360	16,419
Less:	Preferred stock	(1,331)	(1,331)	(1,331)	(1,331)	(1,331)
	Goodwill	(2,462)	(2,462)	(2,445)	(2,423)	(2,423)
	Intangible assets and other servicing rights	(30)	(30)	(27)	(18)	(18)

Tangible common equity, including unrealized gains / losses (p)		12,409	12,361	12,562	12,588	12,647
Less:	Accumulated other comprehensive income	552	389	(73)	(185)	(163)

Tangible common equity, excluding unrealized gains / losses (q)		12,961	12,750	12,489	12,403	12,484
Add:	Preferred stock	1,331	1,331	1,331	1,331	1,331

Tangible equity (r)		14,292	14,081	13,820	13,734	13,815

Total assets (U.S. GAAP)		140,695	141,500	142,193	142,264	141,067
Less:	Goodwill	(2,462)	(2,462)	(2,445)	(2,423)	(2,423)
	Intangible assets and other servicing rights	(30)	(30)	(27)	(18)	(18)

Tangible assets, including unrealized gains / losses (s)		138,203	139,008	139,721	139,823	138,626
Less:	Accumulated other comprehensive income / loss, before tax	699	492	(92)	(285)	(251)

Tangible assets, excluding unrealized gains / losses (t)		$138,902	$139,500	$139,629	$139,538	$138,375

Common shares outstanding (u)		678	685	694	705	739

Ratios:
Return on average tangible common equity (n) / (o)		18.4%	22.4%	15.2%	30.4%	10.7%
Tangible equity (r) / (t)		10.29%	10.09%	9.90%	9.84%	9.98%
Tangible common equity (excluding unrealized gains/losses) (q) / (t)		9.33%	9.14%	8.94%	8.89%	9.02%
Tangible common equity (including unrealized gains/losses) (p) / (s)		8.98%	8.89%	8.99%	9.00%	9.12%
Tangible book value per share (p) / (u)		$18.30	$18.05	$18.10	$17.86	$17.11

Fifth Third Bancorp and Subsidiaries

Segment Presentation

$ in millions

(unaudited)

For the three months ended June 30, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$431	$499	$59	$45	($10)	$1,024
(Provision for) benefit from loan and lease losses	10	(47)	(8)	11	1	(33)

Net interest income after provision for loan and lease losses	441	452	51	56	(9)	991
Total noninterest income	229	167	52	109	186	743
Total noninterest expense	(358)	(432)	(107)	(123)	(17)	(1,037)

Income (loss) before income taxes	312	187	(4)	42	160	697
Applicable income tax (expense) benefit(a)	(23)	(40)	1	(9)	(40)	(111)

Net income (loss)	289	147	(3)	33	120	586

For the three months ended March 31, 2018	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$422	$466	$59	$43	$9	$999
(Provision for) benefit from loan and lease losses	20	(44)	(12)	(16)	29	(23)

Net interest income after provision for loan and lease losses	442	422	47	27	38	976
Total noninterest income	219	184	46	116	344	909
Total noninterest expense	(384)	(437)	(106)	(131)	12	(1,046)

Income (loss) before income taxes	277	169	(13)	12	394	839
Applicable income tax (expense) benefit(a)	(18)	(35)	3	(3)	(82)	(135)

Net income (loss)	259	134	(10)	9	312	704

For the three months ended December 31, 2017(d)	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$397	$464	$61	$40	$1	$963
Provision for loan and lease losses	(13)	(37)	(10)	(4)	(3)	(67)

Net interest income after provision for loan and lease losses	384	427	51	36	(2)	896
Total noninterest income	192	194	54	107	30	577
Total noninterest expense	(410)	(432)	(101)	(124)	(6)	(1,073)

Income before income taxes	166	189	4	19	22	400
Applicable income tax expense(a)	(23)	(66)	(2)	(7)	207	109

Net income	143	123	2	12	229	509

For the three months ended September 30, 2017(d)	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$429	$453	$59	$38	($2)	$977
(Provision for) benefit from loan and lease losses	3	(35)	(8)	1	(28)	(67)

Net interest income after provision for loan and lease losses	432	418	51	39	(30)	910
Total noninterest income	216	191	68	101	985	1,561
Total noninterest expense	(341)	(419)	(101)	(111)	(3)	(975)

Income before income taxes	307	190	18	29	952	1,496
Applicable income tax expense(a)	(63)	(66)	(6)	(10)	(337)	(482)

Net income	244	124	12	19	615	1,014

For the three months ended June 30, 2017(d)	Commercial Banking	Branch Banking(b)	Consumer Lending(c)	Wealth and Asset Management	Other/ Eliminations	Total
Taxable equivalent net interest income(a)	$421	$437	$59	$37	($9)	$945
(Provision for) benefit from loan and lease losses	(22)	(39)	(7)	1	15	(52)

Net interest income after provision for loan and lease losses	399	398	52	38	6	893
Total noninterest income	228	189	62	101	(16)	564
Total noninterest expense	(330)	(416)	(109)	(113)	11	(957)

Income before income taxes	297	171	5	26	1	500
Applicable income tax benefit (a)	(60)	(60)	(2)	(9)	(2)	(133)

Net income	237	111	3	17	(1)	367

(a)	Includes taxable equivalent adjustments of $4 million, $3 million, $7 million, $7 million and $6 million for the three months ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017 and June 30, 2017, respectively.
(b)	Branch Banking provides a full range of deposit and loan and lease products to individuals and small businesses through full-service banking centers.
(c)	Consumer Lending includes the Bancorp’s residential mortgage, home equity, automobile and other indirect lending activities.
(d)	Prior period balances have been adjusted to reflect changes in internal expense allocation methodologies.